UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2018 (August 2, 2018)

Constellation Alpha Capital Corp.
(Exact Name of Registrant as Specified in Charter)

British Virgin Islands (State or other jurisdiction of incorporation)	001-38118 (Commission File Number)	N/A (I.R.S. Employer Identification Number)

Emerald View, Suite 400, 2054 Vista Parkway West Palm Beach, FL (Address of principal executive offices)		33411 (Zip code)
(561) 404-9034 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into A Material Definitive Agreement.

On August 2, 2018, Constellation Alpha Capital Corp., a company incorporated in the British Virgin Islands (“CNAC”), Constellation Health Holdings Pte. Ltd., a wholly owned subsidiary company of CNAC incorporated in Singapore (“Holdco”), Medall Healthcare Private Limited, a company registered under the laws of India (“Medall”), and the holders of the outstanding shares of capital stock of Medall (collectively, the “Sellers”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) pursuant to which CNAC agreed to purchase all of the issued and outstanding shares of capital stock of Medall (the “Transaction”).

Share Purchase Agreement

The Transaction and Consideration

Pursuant to the Share Purchase Agreement, Sellers will cause to be sold to Holdco, and Holdco will purchase all of the issued and outstanding shares of capital stock of Medall (the “Shares”). At the initial closing of the Transaction (the “Closing”), Holdco will pay to Sellers approximately $166 million (the “Cash Consideration”) subject to adjustments, as applicable, for 93% of the Shares. The remaining Shares will be purchased by Holdco on June 30, 2019 for approximately $13 million, subject to adjustments, as applicable.

CNAC expects that the Cash Consideration will be funded by a combination of new indebtedness and cash available to CNAC from its initial public offering currently held in the trust account established pursuant to the Investment Management Trust Agreement, dated as of June 19, 2017, by and between CNAC and Continental Stock Transfer & Trust Co. (the “Trust Account”).

Representations and Warranties

The Sellers have made customary representations and warranties in the Share Purchase Agreement relating to, among other things, their ownership of the Shares, ability and authority to sell the Shares and their respective tax statuses. Certain Sellers have made customary representations and warranties in the Share Purchase Agreement relating to organization, capitalization, financial statement, solvency, indebtedness, tax, and other matters related to the conduct of Medall’s business. CNAC and Holdco have made customary representations and warranties in the Share Purchase Agreement relating to, among other things, their power and authority and CNAC’s financial statements and public filings with the Securities and Exchange Commission (the “SEC”).

Covenants

The Share Purchase Agreement contains customary covenants of the parties with respect to operation of their respective businesses prior to the consummation of the Transaction and efforts to satisfy conditions to the consummation of the Transaction.

Conditions to Completion of the Transaction

Consummation of the Transaction is subject to customary and other conditions, including (i) the shareholders of CNAC having approved, among other things, the transactions contemplated by the Share Purchase Agreement, and (ii) absence of any governmental order that would prohibit the Transaction.

Claims Against Trust Account

Under the terms of the Share Purchase Agreement, the Sellers and Medall have waived any right to any amount held in the Trust Account, and they have agreed not to make any claim arising out of the Share Purchase Agreement against any funds in the Trust Account.

Shareholder Meeting

Pursuant to the terms of the Share Purchase Agreement, CNAC is required to call a meeting of its shareholders for the purpose of voting upon the Transaction. In connection with the initial public offering of CNAC, Centripetal, LLC (the “Sponsor”) and the independent directors of CNAC (collectively, the “Initial Shareholders”) agreed to vote all of their shares of CNAC Common Stock acquired subsequent to CNAC’s initial public offering, which shares constitute 21.0% of CNAC’s issued and outstanding shares of common stock, for an initial business combination transaction, such as the Transaction.

Proxy Statement

The Share Purchase Agreement provides that CNAC will promptly prepare and file with the SEC a proxy statement in connection with the Transaction, to be sent to the shareholders of CNAC.

Governing Law and Jurisdiction

The Share Purchase Agreement is governed by, and construed in accordance with, the laws of India. All disputes arising out of or relating to the Agreement are to be heard and determined in accordance with the Arbitration Rules of the Singapore International Arbitration Centre.

Termination of the Share Purchase Agreement

The Share Purchase Agreement may be terminated prior to consummation of the Transaction by mutual consent of Holdco and certain Sellers. In addition, if the Closing has not occurred by the four-month anniversary of the date of the Share Purchase Agreement (or the six-month anniversary of the Share Purchase Agreement, if extended), the Purchaser and the Sellers shall have the right, but not the obligation, to terminate the Share Purchase Agreement; provided that any terminating party is not in material breach of the Share Purchase Agreement or has caused a condition precedent not to be satisfied.

A copy of the Share Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Share Purchase Agreement is qualified in its entirety by reference to the full text of the Share Purchase Agreement filed with this Current Report on Form 8-K. The Share Purchase Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Sellers. In particular, the assertions embodied in representations and warranties by certain Sellers and CNAC contained in the Share Purchase Agreement are qualified by information in the disclosure schedules provided by the Sellers, Medall and CNAC in connection with the signing of the Share Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Share Purchase Agreement. Moreover, certain representations and warranties in the Share Purchase Agreement were used for the purpose of allocating risk between the Sellers and CNAC, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Share Purchase Agreement as characterizations of the actual state of facts about the Sellers, CNAC or Medall.

Item 7.01. Regulation FD Disclosure.

Press Release

On August 2, 2018, CNAC issued a press release announcing the execution of the Share Purchase Agreement and that CNAC will hold a conference call on August 3, 2018 at 1:00 p.m. Eastern Daylight Time (the “Conference Call”). A copy of the press release, which includes information regarding participation in the Conference Call, is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Investor Presentation

Attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference is the form of presentation to be used by CNAC in presentations for certain of CNAC’s shareholders and other persons. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding current year adjusted EBITDA projections and forecasts of other financial and performance metrics, projections of market opportunity, macroeconomic outlook and the expected benefits of the Transaction. These statements are based on various assumptions and on the current expectations of CNAC and Medall management and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions in India; potential government interventions resulting in changes to the Indian economy, applicable taxes and tariffs, inflation, exchange rates, interest rates and the regulatory environment; changes in the financial condition of Medall’s clients affecting their ability to pay for its services; the results of competitive bidding processes, which could lead to the loss of material contracts or curtail Medall’s expansion efforts; the outcome of judicial and administrative proceedings to which Medall is or may become a party or governmental investigations to which Medall may become subject that could interrupt or limit Medall’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in Medall’s clients’ preferences, prospects and the competitive conditions prevailing in the Indian health care sector; the inability of the parties to successfully or timely consummate the Transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Holdco or the expected benefits of the Transaction or that the approval of the shareholders of CNAC is not obtained; failure to realize the anticipated benefits of the Transaction, including as a result of a delay in consummating the proposed business combination or a delay or difficulty in integrating the businesses of CNAC and Medall; the amount of redemption requests made by CNAC’s shareholders; the ability of CNAC to obtain debt financing; those factors discussed in CNAC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 under the heading “Risk Factors,” and other documents of CNAC filed, or to be filed, with the SEC. These statements speak only as of the date they are made and neither CNAC, Holdco nor Medall undertakes any obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this Current Report on Form 8-K.

Additional Information

CNAC intends to file with the SEC a preliminary proxy statement relating to the Transaction. CNAC will mail a definitive proxy statement and other relevant documents to the shareholders of CNAC. Shareholders of CNAC and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with CNAC’s solicitation of proxies for the special meeting to be held to approve the Transaction because these proxy statements will contain important information about CNAC, Medall, and the Transaction. The definitive proxy statement will be mailed to shareholders of CNAC as of a record date to be established for voting on the Transaction. Shareholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Constellation Alpha Capital Corp., Emerald View, Suite 400, 2054 Vista Parkway, West Palm Beach, FL 33411.

Participants in the Transaction

CNAC and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Shareholders of CNAC in connection with the proposed Transaction. Information regarding the officers and directors of CNAC is available in CNAC’s annual report on Form 10-K for the year ended March 31, 2018, which has been filed with the SEC. Additional information regarding the interests of such potential participants will also be included in the proxy statement for the Transaction when available and the other relevant documents filed with the SEC.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

2.1*	Share Purchase Agreement, dated as of August 2, 2018, by and between CNAC, Holdco, the Sellers and Medall.
99.1	Press release, dated August 2, 2018.
99.2	Form of Presentation.

_______________

* Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 3, 2018

CONSTELLATION ALPHA ACQUISITION Corp.

By:	/s/ Rajiv S. Shukla
Name: Rajiv S. Shukla
Title: Chief Executive Officer